UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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FRP HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FRP Holdings, Inc.

Corporate Headquarters

200 West Forsyth Street, 7th Floor

Jacksonville, Florida 32202

Phone (904) 858-9100

December 22, 2016

Dear Fellow Shareholders:

It is our pleasure to invite you to attend our Annual Meeting of Shareholders (“Annual Meeting”), which will be held on Wednesday, February 1, 2017, at 10:00 a.m. E.S.T. at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida.

At the meeting, we will elect directors to serve for the coming year and conduct a vote on proposals to amend the Company’s Articles of Incorporation, approve the 2016 Equity Incentive Plan and ratify the Audit Committee’s selection of our independent auditors. We also plan to report on our results and achievements during fiscal year 2016 and our results for the first quarter of fiscal year 2017. We encourage you to review the enclosed Notice of Annual Meeting and Proxy Statement for details regarding the Company’s performance in fiscal year 2016 and matters being voted on at the Annual Meeting.

We hope that you are able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting.

Thank you for your ongoing support of FRP Holdings, Inc.

Sincerely,

Thompson S. Baker II
Chief Executive Officer

200 West Forsyth Street, 7th Floor

Jacksonville, Florida 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION
TIME AND DATE:	10:00 a.m., E.S.T. on Wednesday, February 1, 2017
LOCATION:	The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida

ITEMS OF BUSINESS

●	Elect the six director nominees listed in the accompanying proxy statement for a one-year term

●	Approve the 2016 Equity Incentive Plan

●	Ratify the Audit Committee’s selection of the independent registered public accounting firm

●	Approve, on an advisory basis, the Company’s executive compensation

●	Select, on an advisory basis, whether the Company should include an advisory vote on executive compensation every one, two or three years

●	Other such business as may properly come before the meeting

RECORD DATE

Shareholders of record as of the close of business on December 7, 2016 are entitled to vote at the Annual Meeting.

MATERIALS

This packet contains our Notice of Annual Meeting and Proxy Statement. A copy of our 2016 Annual Report, which is not a part of our proxy solicitation materials, is enclosed.

VOTING

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares in person at the Annual Meeting, or by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you are a shareholder of record and you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 1, 2017: This Notice of Annual Meeting and Proxy Statement and the 2016 Annual Report are available on our website at www.frpholdings.com.

John D. Milton, Jr. Executive Vice President, Chief Financial Officer and Corporate Secretary December 22, 2016

PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of FRP Holdings, Inc. (“FRPH”, “we”, “us”, “our” or the “Company”) is soliciting proxies for the Annual Meeting of Shareholders. You are receiving this proxy statement because you own shares of FRPH common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The purpose of this proxy statement is to provide details about the matters being voted on at the Annual Meeting and information about the Company and our officers and directors so that you may make informed voting decisions.

Separation of the Transportation Business

On January 30, 2015, we completed a spin-off (“Spin-off”) of our transportation business. The Spin-off was effected through a corporate reorganization, followed by the distribution by the Company of all of the shares of common stock of Patriot Transportation Holding, Inc. (“Patriot”). Each FRPH shareholder of record as of the close of business on January 30, 2015 received one share of Patriot common stock for every three shares of FRPH common stock held on such date. Patriot now fully owns and operates the transportation business that was formerly a segment of FRPH, and FRPH fully owns and operates the real estate business. For more information regarding the Spin-off, you may refer to Patriot’s Information Statement, which is attached as Exhibit 99.1 to Patriot’s Form 10, filed with the Securities Exchange Commission on December 31, 2014, available at www.sec.gov.

Fiscal Year 2016 Highlights

In fiscal 2016:

●	Our income from continuing operations increased 97%;

●	Net income increased by 45%;

●	Revenues grew by 4% in our Asset Management Segment and by 24% in our Mining Royalty Segment; and

●	We completed Phase I of the Riverfront on the Anacostia project, which was 30.5% occupied and 42.3% leased as of October 31, 2016.

Compensation Summary

We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals. Our compensation program is designed to motivate our executive officers to achieve positive short- and long-term results for our shareholders. In fiscal year 2016, executive compensation was comprised of base salary, cash incentive bonus compensation, pension plan benefits, option grants and perquisites. The amount of cash incentive compensation awarded was determined by the Company’s after-tax return-on-capital employed (“ROCE”) for fiscal year 2016 and the achievement of individual performance objectives. The graphs below depict the Company’s target compensation mix, which assumes the achievement of 100% of incentive-based compensation, and the actual compensation mix for fiscal year 2016, which is based on actual performance in fiscal year 2016.

Corporate Governance

FRPH is committed to good corporate governance practices and believes that our corporate governance policies promote the long-term interests of our shareholders. The following highlights the Company’s key corporate governance practices for fiscal year 2016:

●	A majority of our board of directors are independent directors.

●	Independent directors meet without management present.

●	Risk oversight is managed by the full board of directors.

●	Our board of directors and committees conduct annual self-evaluations.

●	We have adopted a Financial Code of Ethical Conduct and a Code of Business Conduct and Ethics.

FRPH seeks to maintain and enhance its commitment to corporate governance practice by continuing to refine its corporate governance policies and procedures. For a more comprehensive discussion of our corporate governance practices, see the section entitled “Board of Directors and Corporate Governance” in this Proxy Statement.

Our Directors

You are being asked to vote on the election of directors. The table below contains information about our current six directors. All of our current directors are director nominees for the upcoming year. Directors will be elected by a plurality of the votes cast at the meeting. Detailed information about each director nominee’s background can be found in the section entitled “Our Board of Directors” in this Proxy Statement.

Name	Age	Director Since	Independent	Committee Membership
				AC	CC	CG	E
John D. Baker II	68	1986	No				M
Thompson S. Baker II	58	1994	No				M
Charles E. Commander III	76	2004	Yes	X	X*
H. W. Shad III	70	2004	Yes	X*		X
Martin E. Stein, Jr.	64	1992	Yes		X	X*
William H. Walton III	64	2015	Yes	X	X	X

AC: Audit Committee	E: Executive Committee
CC: Compensation Committee	C: Chair
CG: Nominating and Corporate Governance Committee	M: Member

Proposals Being Presented at the Annual Meeting

At the Annual Meeting, shareholders will be asked to vote on the election of the six director nominees, the approval of the 2016 Equity Incentive Plan, the ratification of the Audit Committee’s selection of the independent registered public accounting firm, an advisory vote on executive compensation (“say-on-pay” vote), to an advisory vote on the frequency of the say-on-pay vote and to conduct such other business as may properly come before the Annual Meeting. For a detailed discussion of each proposal, please see the section entitled “Proposals” in this Proxy Statement.

THE MEETING

We hope you are able to attend the meeting in person. The meeting will be held at 10:00 a.m. on Wednesday, February 1, 2017 at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida. You may be required to show proof of ownership of FRPH stock and a form of photo identification prior to admission to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting. Please note that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting. To ensure a safe and productive atmosphere, we reserve the right to adopt other rules and to implement additional security measures for the meeting.

VOTING

Shareholders Entitled to Vote

Each share of our common stock outstanding as of the close of business on December 7, 2016, the record date, is entitled to one vote at the Annual Meeting on each matter brought before the meeting. On that date, there were 9,876,915 shares of common stock issued and outstanding.

Most FRPH shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

●	Shareholder of Record – If your shares are registered directly in your name with FRPH’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by FRPH. As the shareholder of record, you have the right to grant your voting proxy directly to FRPH or to vote in person at the meeting.

●	Beneficial Owner – If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

●	Profit Sharing Plan and Trust – If your shares are held in your account in the Company’s profit sharing plan, you are considered the beneficial owner of these shares and the trustee of the plan is the shareholder of record. Participants in the Company’s profit sharing plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. If voting instructions are not received for shares in the profit sharing plan, those shares will be voted in the same proportion as the shares in such plan for which voting instructions are received.

Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar matters can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, or in writing at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

Quorum

A quorum is the minimum number of shares that must be represented in order to hold a meeting. A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as “present” for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a shareholder are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the shareholder and (2) the broker lacks discretionary voting power to vote such shares.

Voting Methods

If you hold shares directly as the shareholder of record, you may vote by granting a proxy or in person at the Annual Meeting. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the Company’s profit sharing plan, you may vote by submitting voting instructions to the trustee. Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card included by your broker or nominee.

You are entitled to change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Required Votes

Each proposal being voted on at the Annual Meeting requires a certain percent of votes “FOR” the proposal for approval. For the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you are a shareholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the Company’s profit sharing plan will be voted by the trustee as described above. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange (“NYSE”) rules and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors, the approval of the 2016 Equity Incentive Plan or on the advisory proposal regarding executive compensation without voting instructions from you, however. Without your voting instructions on these matters, a broker non-vote will occur. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Below is a breakdown of the votes required for each proposal.

Proposal 1: The Election of Directors. The nominees for election of directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

Proposal 2: Approval of the 2016 Equity Incentive Plan. In light of the expiration of our 2006 Stock Incentive Plan, this year, our shareholders are being asked to approve the 2016 Equity Incentive Plan, which will be used to award incentive cash and equity compensation to our management and Board of Directors. In order to be adopted, the 2016 Plan must be approved by the affirmative vote of a majority of shares present and entitled to vote at the meeting.

Proposal 3: Ratification of Independent Registered Public Accounting Firm. The shareholders will vote on an advisory basis to ratify the Audit Committee’s selection of the Independent Registered Public Accounting Firm. The purpose of this proposal is to provide the Board with feedback from shareholders regarding the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

Proposal 4: Advisory Vote on Executive Compensation. The shareholders will vote on an advisory basis to approve our executive compensation program. The purpose of this “say on pay” proposal is to provide the Board with feedback from shareholders regarding executive compensation.

Proposal 5: Frequency of Advisory Vote on Executive Compensation. The shareholders will vote on an advisory basis whether the Company should hold an advisory say-on-pay vote every one, two or three years. The purpose of this “say on frequency” proposal is to provide the Board with feedback from shareholders.

Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors. We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four (4) business days following the meeting.

PROXY MATERIALS

The Notice of Annual Meeting and Proxy Statement and the 2016 Annual Report are available on our website at www.frpholdings.com under Investor Relations. Instead of receiving future copies of our Proxy Statement and accompanying materials by mail, beneficial owners may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank or other holder of record regarding the availability of this service.

Householding

Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting John D. Milton, Jr. at (904) 858-9100 or by mail at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:00 p.m., at our principal executive offices at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida, by contacting John D. Milton, Jr. at (904) 858-9100.

Cost of Proxy Solicitation

FRPH will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

BOARD OF DIRECTORS & CORPORATE GOVERNANCE

The following sections provide an overview of FRPH’s corporate governance standards and processes, including the independence and other criteria we use in selecting our director nominees, our Board leadership structure, risk oversight, shareholder communications and responsibilities of the Board and its Committees. Our corporate governance principles govern the operation of the Board of Directors and its Committees and guide our executive leaders in the execution of their responsibilities.

Our Board of Directors

The table below contains information about our seven current directors. All of our directors have been nominated for election to the Board for the upcoming year. Each director nominee has served as a Board member for the Company in the past. The Board is comprised of a group of leaders in their respective fields. Many directors have senior leadership experience and board and committee experience with public companies. In these positions, they have gained significant and diverse management experience.

Name	Current Position	Age	History With The Company
John D. Baker II	Executive Chairman	66	● Chief Executive Officer: 2008-2010 ● Director: 1986- present
Thompson S. Baker II	Chief Executive Officer Director	58	● Director: 1994- present ● President: 2010- May 2015 ● Chief Executive Officer: 2010- present
Charles E. Commander III	Director	76	● Director: 2004- present
H. W. Shad III	Director	70	● Director: 2004- present
Martin E. Stein, Jr.	Director	64	● Director: 1992- present
William H. Walton III	Director	64	● Director: February 2015- present

You will be asked to vote on the election of Messrs. John Baker, Thompson Baker, Commander, Shad, Stein and Walton to the Board of Directors at the Annual Meeting. The Board and the Nominating and Corporate Governance Committee believes that each director nominee brings a strong and unique set of attributes, experience, leadership and skills in areas of importance to our Company that create a well-balanced, collaborative team that serves the Company and its shareholders well. The biographies below describe each director nominee and his qualifications that led the Nominating and Corporate Governance Committee to nominate these individuals.

John D. Baker II, age 68, served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010. He was elected as a director of the Company in 1986. From February 1996 to November 16, 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Wells Fargo & Co. and has formerly served as a director for Vulcan Materials Company, Progress Energy, Inc. and Texas Industries, Inc. Mr. Baker brings to the Board extensive knowledge in rock mining and real estate industries, as well as proven public company leadership and business experience.

Thompson S. Baker II, age 58, has served as the Chief Executive Officer of the Company since October 1, 2010, and the President of the Company from October 1, 2010 until May 6, 2015. He was elected as a director of the Company in 1994. Mr. Baker also serves as a director and as the President and Chief Executive Officer of Patriot Transportation Holding, Inc. Mr. Baker served as the President of the Florida Rock Division of Vulcan Materials Company from November 16, 2007 until September 2010. From August, 1991 to November 16, 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Intrepid Capital Management, Inc. Mr. Baker’s service with the Company and with Florida Rock Industries, Inc. gives him extensive knowledge of the Company’s business and the mining industry, and demonstrates his leadership qualities.

Mr. Commander, age 76, is a retired partner at the law firm Foley & Lardner, LLP, where he practiced corporate, financial institutions and real estate law and was previously a member of that firm’s management committee. Mr. Commander was elected as a director of the Company in 2004. Mr. Commander currently serves as the Executive Chairman for Property Investment Services, Inc. Mr. Commander previously served on the boards of EverBank Financial Corp., a diversified financial services company, and BSR Trust, LLC, which is engaged in developing and managing residential rental properties. Mr. Commander has served on the boards of numerous civic and charitable organizations. Mr. Commander’s many years of legal experience and his service on other boards provides our Board valuable insights regarding our business and on corporate governance and management issues.

H.W. Shad III, age 70, was elected as a director of the Company in 2004. For the past five years he has been the owner of Bozard Ford Company, an automobile dealership. Mr. Shad is a certified public accountant, and the Board of Directors has determined that he is an audit committee financial expert. Mr. Shad’s accounting and business expertise provide important leadership to our Board.

Martin E. “Hap” Stein Jr., age 64, was elected as a director of the Company in 1992. Mr. Stein has served as Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, since its initial public offering in 1993 and has served as its Chairman of the Board since 1999. Mr. Stein has also served as a director for Stein Mart, Inc. since 2001. Mr. Stein brings to the Board extensive knowledge of the commercial real estate industry, as well as proven public company leadership and business expertise.

William H. Walton III, age 64, is a founding Managing Member and Chairman of Rockpoint Group, L.L.C., a real estate private equity firm and registered investment adviser. Mr. Walton also is co-founder and Managing Member of Westbrook Real Estate Partners, L.L.C., a real estate investment firm. Mr. Walton formerly served on the boards of directors of Florida Rock Industries, Inc. and St. Joe Company. Mr. Walton brings to the Board extensive experience in the real estate investment business and a proven track record of leadership.

Family Relationships

Thompson S. Baker II, Chief Executive Officer and director of the Company, is the nephew of John D. Baker II, the Executive Chairman of the Board of the Company.

Director Attendance at Annual Meeting of Shareholders

It is a policy of the Company that our directors are required to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All directors expect to be present at this year’s Annual Meeting of Shareholders.

Director Independence

Pursuant to NASDAQ listing standards, the Board is required to evaluate each director to determine whether he or she qualifies as an “independent director.” The Board must determine that a director has no relationship that, in the judgment of the Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee and Compensation Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

The Board has determined that four of our six current directors and director nominees (Messrs. Charles E. Commander III, H.W. Shad III, Martin E. Stein, Jr. and William H. Walton III) are independent of management in accordance with the listing standards of The Nasdaq Stock Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors.

Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. During fiscal 2016, the independent directors met in executive session five times, and Mr. Commander presided over executive sessions of the independent directors.

Nominating Process

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“Nominating Committee”) identifies individuals whom the Nominating Committee believes are qualified to become Board members in accordance with the Director Qualification Standards set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Independence Standards set forth above, and recommends one or more of such individuals for appointment to the Board.

In the event the Nominating Committee recommends an increase in the size of the Board or a vacancy occurs, the Nominating Committee may consider qualified nominees from several sources, including current Board members and search firms. The Nominating Committee may from time to time retain a search firm to help the Nominating Committee identify qualified director nominees for consideration by the Nominating Committee. The Nominating Committee evaluates qualified director nominees against the current director qualification standards described below and reviews qualified director nominees with the Board. The Nominating Committee and the Chairman of the Board interview candidates who meet the director qualification standards, and the Nominating Committee selects nominees who best suit the Board’s current needs and recommends one or more of such individuals for appointment to the Board.

Director Qualification Standards

The Nominating Committee has established the following standards and qualifications for members of the Board of Directors:

●	Each director shall at all times represent the interests of the shareholders of the Company.

●	Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

●	Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the Board and Committees of which he or she is a member, and by reviewing in advance all meeting materials.

●	The Board shall meet the applicable standards of independence from the Company and its management.

●	The Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests.

In considering diversity in the selection of nominees, the Nominating Committee looks for individuals with varied experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the Board and Nominating Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences.

Nominees Proposed by Shareholders

The Nominating Committee will consider properly submitted shareholder nominees for candidates for membership on the Board of Directors. Shareholders proposing individuals for consideration by the Nominating Committee must include, at a minimum, the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

Corporate Secretary

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

In order for an individual proposed by a shareholder to be considered by the Nominating Committee for recommendation as a director nominee at the Annual Meeting of Shareholders to be held in early 2018, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on September 30, 2017. Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Nominating Committee chair for consideration at a future Nominating Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Nominations by Shareholders at Annual Meeting

Pursuant to the Company’s Articles of Incorporation, directors may be nominated at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days’ notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

Board Leadership

John D. Baker II serves as the Chairman of the Company’s Board of Directors. Mr. Baker has served as a director of the Company since 1986 and served as the President and Chief Executive Officer from 2008 to 2010. From 1996 to 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Wells Fargo & Co. and has formerly served as a director for several other public companies.

It is a policy of the Company that when the Chairman of the Board is not an independent director, the independent directors will annually appoint a lead independent director.

Mr. Commander currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the Board of Directors.

Our Board of Directors believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board of Directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate our Board of Directors’ independent oversight of management. The Board of Directors believes its programs for overseeing risk, as described under the “Risk Oversight” section below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Committees

The Board currently has seven directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during fiscal 2016 and the function of each Committee are described below.

In fiscal 2016, the Board of Directors held 5 meetings. The Audit Committee held 4 meetings, the Compensation Committee held 1 meeting, and the Nominating and Corporate Governance Committee held 1 meeting during fiscal 2016. During fiscal 2016, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following Board meetings. With the exception of the absence of one director from one board meeting and audit committee meeting, all of our directors attended all of the meetings of the Board and all committees on which the director served. Except for the Executive Committee, each of the committees of the Board is composed exclusively of independent directors.

Director	Audit	Compensation	Nominating/Corporate Governance	Executive
John D. Baker II				X
Thompson S. Baker II				X
Charles E. Commander III	X	X*
H. W. Shad III	X*		X
Martin E. Stein, Jr.		X	X*
William H. Walton III	X	X	X
John D. Milton, Jr.(1)				X

X – Committee Member	* – Committee Chair

(1)	Mr. Milton is an ex officio member of the Executive Committee. Mr. Milton serves as the Executive Vice President and Chief Financial Officer of the Company.

Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company’s independent auditor. In addition to other responsibilities, the Audit Committee also:

●	Reviews the annual audited and the quarterly consolidated financial statements;

●	Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor’s observations regarding the Company’s internal controls;

●	Reviews earnings press releases prior to issuance;

●	Appoints, oversees, and approves compensation of the independent auditor;

●	Approves all audit and permitted non-audit services provided by the independent auditor;

●	Reviews findings and recommendations of the independent auditor and management’s response to the recommendations of the independent auditor;

●	Recommends whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; and

●	Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the Securities Exchange Commission that have not previously been approved by the Company’s independent directors.

The Board of Directors has determined that all Audit Committee members are independent and are able to read and understand financial statements. The Board of Directors has also determined that the Chair of the Committee, H.W. Shad III, qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The charter of the Audit Committee (as adopted on December 3, 2014) is attached hereto as Annex A, and is also available on our website at www.frpholdings.com under Corporate Governance.

Compensation Committee

The primary functions of the Compensation Committee are to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and prepare an annual report on executive compensation to be included in the Company’s proxy statement. In addition, the Compensation Committee:

●	Reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;

●	Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;

●	Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;

●	Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions;

●	Administers the Company’s stock plans; and

●	Reviews and reassesses the Compensation Committee charter for adequacy on an annual basis.

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the 2016 fiscal year or had any relationship requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving on our Board of Directors or Compensation Committee.

The charter of the Compensation Committee (as adopted on December 3, 2014) has been formally adopted by the Company and is available at www.frpholdings.com under Corporate Governance.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are to (1) identify individuals who are qualified to serve on the Company’s Board of Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the Board. In addition, the Nominating and Corporate Governance Committee establishes criteria for Board membership.

The charter of the Nominating and Corporate Governance Committee (as adopted on December 3, 2014) is available at www.frpholdings.com under Corporate Governance.

Executive Committee

John D. Baker II, Thompson S. Baker II and John D. Milton, Jr. (ex officio), comprised the Executive Committee during fiscal 2016. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors.

Business Conduct Policies

We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company’s assets and compliance with laws, rules and regulations.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Financial Code of Ethical Conduct and the Code of Business Conduct and Ethics (as adopted on December 3, 2014) is available on our website at www.frpholdings.com under Corporate Governance.

Risk Oversight

The Board of Directors exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the Board of Directors, which in turn, provides guidance on risk appetite, assessment and mitigation.

Board and Committee Self-Assessment

It is a policy of the Company that the Board of Directors and each committee, under the supervision of the Nominating and Corporate Governance Committee, conduct a self-evaluation of their performance at least annually. The self-evaluation process serves to assess the Board’s and the committees’ performance and effectiveness during the previous fiscal year. Each member of the Board and each committee member completes a questionnaire that addresses various aspects of the Board or committee’s meetings, membership, culture, relationship with management and other committees and role and responsibilities and solicits recommendations for the upcoming year.

Communication with Directors

The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, or with our independent directors, by sending a letter to the following address: Board of Directors, FRP Holdings, Inc., c/o Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive cash compensation, as well as equity compensation in the form of FRPH stock options. The table below summarizes director compensation arrangements for the Board and for each committee.

All Non-Employee Directors
Annual Retainer(1)	$15,000
Attendance Fee for Unscheduled Meetings(1)	$1,500
Shares to be Granted in Fiscal 2016	3,000
Shares Granted in Fiscal 2015	3,000
Audit Committee
Annual Fee: Chairman	$10,000
Annual Fee: Member	$5,000
Meeting Fees: Chairman(2)	$1,500
Meeting Fees: Member (2)	$1,000
Compensation Committee
Annual Fee: Chairman	$5,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000
Other Committees
Annual Fee: Chairman	$2,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000

(1)	In fiscal 2016, directors received an annual retainer of $22,500, but did not receive the meeting fee of $1,500 for any meeting attended other than the five regularly scheduled meetings. In fiscal 2017, directors will receive an annual retainer of $15,000 and $1,500 for regularly scheduled meetings.

(2)	The Audit Committee members receive no meeting fees for the four regularly scheduled quarterly meetings; meeting fees apply only to the extent there are Audit Committee meetings other than and in addition to the four regularly scheduled quarterly meetings.

Fiscal 2016 Director Compensation

The following table summarizes the actual compensation paid to each of our non-employee directors during the 2016 fiscal year. All amounts reflect the dollar value of the compensation.

Name	Fees Paid in Cash	Stock Awards (2)(3)	Other Compensation	Total
John D. Baker II(1)	$70,000	$37,440	$47,329	$154,769
Charles E. Commander III	$34,000	$93,600	—	$127,600
H. W. Shad III	$33,667	$93,600	—	$127,267
Martin E. Stein, Jr.	$28,000	$93,600	—	$121,600
William H. Walton III	$29,417	$93,600	—	$123,017

(1)	Mr. Baker serves as the Chairman of the Board and as a director of the Company. Mr. Baker does not receive any director fees; his compensation arrangement with the Company is related to his service as the Chairman of the Board. In fiscal 2016, Mr. Baker received a base salary of $70,000, stock awards in the amount of $37,440 and $47,329 in other compensation, which includes 401(k) matching, medical reimbursement, life insurance and other perquisites available to our executive officers.

(2)	On February 3, 2016, Messrs. Commander, Shad, Stein and Walton were each awarded 3,000 shares of Company common stock and Mr. John D. Baker II was awarded 1,200 shares of Company common stock.. The value was determined using the closing price of the Company’s common stock on the Nasdaq Stock Market on February 3, 2016, which was $31.20.

(3)	For stock awards, the aggregate grant date fair value was computed in accordance with FASB Topic 718(Column (c)).

Non-Employee Director Stock Options

Currently, none of our non-employee directors holds any options to purchase stock of the Company.

SECURITIES OWNERSHIP

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned by each of the Company’s directors, director nominees and executive officers of the Company as a group as of November 15, 2016.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
John D. Baker II	1,373,451(2)	13.91%
Thompson S. Baker II	561,590(3)	5.67%
Charles E. Commander III	31,000	*
David H. deVilliers, Jr.	82,916	*
David H. deVilliers III	753	*
John D. Klopfenstein	20,429	*
John D. Milton, Jr.	67,475	*
H. W. Shad III	18,500	*
Martin E. Stein, Jr.	180,357(4)	1.83%
William H. Walton III	6,000	*
Total:	2,345,471	23.34%

 * Less than 1%

(1)	The preceding table includes the following shares held under the Company’s profit sharing plan and shares underlying options that are exercisable within 60 days of November 11, 2015.

Name of Beneficial Owner	Shares Under Profit Sharing Plan	Shares Under Option
John D. Baker II	4,647	—
Thompson S. Baker II	39	27,036
Charles E. Commander III	—	—
David H. deVilliers, Jr.	—	71,065
John D. Klopfenstein	10,806	9,622
John D. Milton, Jr.	—	67,465
H. W. Shad III	—	—
Martin E. Stein, Jr.	—	—
William H. Walton III	—	—

(2)	Mr. John D. Baker II’s reported ownership includes 30,000 shares held in a trust administered by an independent trustee for the benefit of Mr. Baker’s children. Mr. Baker disclaims beneficial ownership of these shares.

(3)	Mr. Thompson S. Baker II’s reported ownership includes 423,274 shares held in a trust for the benefit of Edward L. Baker and his family members for which he and Edward L. Baker serve as trustees. Mr. Baker disclaims beneficial ownership of these shares.

(4)	Mr. Stein’s reported ownership includes 120,900 shares owned by Regency Square II, a Florida general partnership. Mr. Stein owns a 2.5248% partnership interest and is a co-trustee and a beneficiary of a testamentary trust that holds a 46.21% interest in the partnership.

Shareholders Holding More Than Five Percent of Common Stock

The following table shows the number of shares of the Company’s common stock beneficially owned by each person (or group of people) known by the Company to beneficially own more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company’s common stock on November 15, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Edward L. Baker John D. Baker II Thompson S. Baker II Edward L. Baker II 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202	496,615(1) 1,373,451(2) 561,590(1) 1,210,773(2)	5.03% 13.91% 5.67% 12.26%
Sarah B. Porter and Cynthia P. Ogden, as trustees for the separate trust for Sarah B. Porter created under the Cynthia L’Engle Baker Trust u/a/d April 30, 1965 1165 5th Avenue #10-D New York, NY 10029	913,911	9.26%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	920,766(3)	9.33%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	862,910(4)	8.74%

(1)	The beneficial ownership for Messrs. Thompson S. Baker II and Edward L. Baker includes 423,274 shares held in a trust for the benefit of Edward L. Baker and his family members for which he and Edward L. Baker serve as trustees. These 423,274 shares are included in the calculation of both Thompson S. Baker II and Edward L. Baker’s beneficial ownership. Mr. Thompson S. Baker II disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(2)	The beneficial ownership for Messrs. John D. Baker II and Edward L. Baker II includes 1,113,474 shares held in a trust for the benefit of John D. Baker II and his family members for which John D. Baker II and Edward L. Baker II serve as trustees. These 1,113,414 shares are included in the calculation of both John D. Baker II and Edward L. Baker II’s beneficial ownership. John D. Baker II and Edward L. Baker II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(3)	In a Schedule 13G/A filed with the SEC on January 13, 2016, Royce & Associates, LLC reported that, as of December 31, 2015, it had sole voting and dispositive power with respect to 920,766 shares of Company common stock.

(4)	In a Schedule 13G filed with the SEC on February 10, 2016, T. Rowe Price Associates, Inc. reported that, as of December 31, 2015, it had sole voting power with respect to 73,810 shares of the Company’s common stock and sole dispositive power with respect to 862,910 shares of the Company’s common stock, which number includes 786,800 shares of the Company’s common stock to which T. Rowe Price Small Cap Value Fund, Inc. has sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and beneficial owners of 10% or more of the Company’s outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except for the following transaction: Mr. deVilliers sold common stock of the Company on August 2, 2016 and reported the transaction on Form 4 on August 31, 2016 due to an administrative oversight.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our compensation philosophy and all material elements of the compensation we provide to the individuals who served as Chief Executive Officer and Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2015 (the “named executive officers”). Each of our named executive officers has served as an employee of the Company for the past five years, and in most cases, for many years.

Name	Title	Age	Position Since
Thompson S. Baker II	Chief Executive Officer	57	10/1/2010
John D. Milton, Jr.	Executive Vice President and CFO	71	6/16/2008
David H. deVilliers, Jr.	President	65	5/5/2015(1)
John D. Klopfenstein	Controller and Chief Accounting Officer	53	3/1/2003
David H. deVilliers III	VP of Leasing, Acquisition & Development	38	4/1/2001

Executive Summary

Linking Compensation to Performance

The objective of our compensation program is to attract, retain and motivate talented leaders who will act in support our strategic objectives and core values to maximize shareholder value. We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals. Our compensation program is designed to motivate our executive officers to achieve positive short- and long-term results for our shareholders. For fiscal 2016, cash-based incentive compensation comprised approximately 36% of the actual total compensation of our named executive officers.

Total Shareholder Return

The following table and graph compare the performance of the Company’s common stock to that of the Total Return Index for The NASDAQ Stock Market-US Index and the Dow Jones US Real Estate Holding and Development TSM for the period commencing September 30, 2011 and ending on September 30, 2016. The graph assumes that $100 was invested on September 30, 2011 in the Company’s common stock and in each of the indices and assumes the reinvestment of any dividends.

	9/2011	9/2012	9/2013	9/2014	9/2015	9/2016
FRP Holdings, Inc.	$100.00	$137.95	$167.84	$167.84	$198.48	$204.60
NASDAQ Composite	$100.00	$131.89	$163.47	$195.96	$202.60	$234.66
DJ US Real Estate Holding & Development TSM	$100.00	$132.76	$166.98	$189.03	$169.48	$180.34

The Role of Our Compensation Committee

Our Compensation Committee establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. In fiscal 2016, Charles E. Commander III, Martin E. Stein, Jr., and William H. Walton III served as members of the Compensation Committee. Each member of the Compensation Committee qualifies as (i) an independent director under the listing standards of The Nasdaq Stock Market, (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code. Additionally, no member of the Compensation Committee accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries (other than fees received due to services on the Board and its committees or fixed amounts of compensation under the Company’s retirement plans for prior service with the Company).

The Compensation Committee makes all final decisions regarding the compensation of our executive officers. When making individual compensation decisions for executive officers, the Committee takes many factors into account, including the individual’s performance, tenure, experience and responsibilities; the performance of the Company or the executive’s business unit; retention considerations; the recommendations of management; the individual’s historic compensation and the results of the shareholder advisory vote on executive compensation.

Our Philosophy and Objectives

We Focus on Strategic Objectives. Our compensation decisions are driven by our business strategy. It is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company’s growth with the ultimate objective of improving shareholder value. We intend that our compensation decisions will attract and retain leaders and motivate them to achieve our strategic objectives.

We Believe in Pay for Performance. We believe that pay should be directly linked to performance. This philosophy has guided many compensation-related decisions. A substantial portion of executive officer compensation usually is contingent on, and variable with, achievement of objective business unit and/or individual performance objectives. Our stock incentive plan prohibits discounted stock options, reload stock options and re-pricing of stock options. We have capped the benefit levels under the Management Security Plan and have closed the plan to new participants. Only one of our named executive officers participates in the Management Security Plan. Our executive officers do not accrue additional benefits under any other supplemental executive retirement plan.

Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility.

Compensation Should be Reasonable and Responsible. It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to reflect the understanding that this Company belongs to our shareholders.

Variable Performance-Based Pay as a Percentage of Potential Compensation. The Compensation Committee believes that both long and short term compensation of executive officers should correlate to the achievement of the Company’s financial objectives.

Benchmarking

The compensation program is designed to integrate with the Company’s business plan and the opportunities and challenges facing the Company in an ever-evolving business environment. Accordingly, the Compensation Committee does not use predetermined guidelines or benchmarking to determine the elements and levels of compensation for our executive officers or to allocate between cash and long term or equity incentives.

“Say on Pay” Advisory Vote on Executive Compensation

We have included a non-binding advisory vote on our executive compensation program (also referred to as a “say on pay” proposal) in our Proxy Statement this year. The Compensation Committee believes that the say on pay vote is important to solicit shareholder feedback on our compensation approach. We value the opinions of our shareholders and will consider the outcome of the 2016 say on pay vote when designing our compensation programs and policies and making compensation decisions. The Compensation Committee reviewed the results of the last year’s shareholder advisory vote on executive compensation and determined, based in part upon the fact that approximately 99% of the shares voted in favor of the Company’s compensation philosophy, policies and procedures for fiscal 2015, that the current executive compensation provision effectively aligns the interests of our executive officers with that of our shareholders.

Compensation Components

Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, internal pay equity and the tax deductibility of base salary. As part of determining annual increases, the Committee also considers the Chief Executive Officer’s written recommendations, the observations of the Chief Executive Officer and of the Compensation Committee members regarding individual performance and internal pay equity considerations.

Pursuant to the Transition Services Agreement, 50% of the base salaries for Messrs. Baker, Milton and Klopfenstein is attributable to the Company and 50% is attributable to Patriot. The base salaries for Messrs. Baker, Milton and Klopfenstein set forth throughout this Proxy Statement for fiscal year 2016 and prior years reflects only the portion of their executive compensation awards attributable to the Company (and for 2014, to the real estate business of the Company). Messrs. David H. deVilliers, Jr. and David H. deVilliers III current employment with the Company relates solely to the real estate business. As such, 100% of the base salaries for Messrs. David H. deVilliers, Jr. and David H. deVilliers III are attributable to the Company. Accordingly, the information relating to the base salaries for Messrs. David H. deVilliers, Jr. and David H. deVilliers III set forth throughout this Proxy Statement for fiscal year 2016 and prior years reflects the their total compensation awards for each fiscal year.

We set base salaries on a calendar year basis. The following table reflects the adjustments made to the base salaries of the named executive officers for calendar years 2016 and 2017.

Name and Title	2016 Base Salary	2017 Base Salary	% Increase from 2015
Thompson S. Baker II, CEO(1)	$216,300	$222,789	3%
John D. Milton, Jr., Executive VP and CFO(1)	$100,000	$103,000	3%
David H. deVilliers, Jr., President	$327,648	$335,839	2.5%
John D. Klopfenstein, Controller and Chief Accounting Officer(1)	$98,979	$101,948	3%
David H. deVilliers III, VP of Leasing, Acquisition & Development	$194,895	$207,563	6.5%

(1)	In addition to the base salaries reflected in this table, Messrs. Baker, Milton and Klopfenstein receive a base salary in the respective amounts shown this table in connection with their employment with Patriot.

The Compensation Committee increased the base salaries of each of the named executive officers for fiscal 2017 in light of their management performance in 2016.

Cash Incentive Compensation

The Company’s management incentive compensation plan (the “MIC Plan”) provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. Performance goals under the MIC Plan are tied to measures of operating performance rather than appreciation in stock price.

We believe that net income and property occupancy are important measures of performance, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. In fiscal year 2017, the annual bonus pool will be determined by the Company’s achievement of a targeted net income and management’s achievement of goals for square feet leased. Each named executive officer’s cash bonus award is subject to the achievement of individual performance goals related to the strategic objectives of the Company.

Historically, and prior to the Spin-off, cash incentive compensation awarded to Messrs. Baker, Milton and Klopfenstein as a component of their compensation was based on performance goals of the real estate and transportation segments of the Company As a result of the Spin-off, Messrs. Baker, Milton and Klopfenstein each became eligible to receive a cash bonus from the Company if the real estate performance goals were met and a cash bonus from Patriot if transportation-related performance goals were met. Information relating to cash bonuses awarded to Messrs. Baker, Milton and Klopfenstein set forth throughout this Proxy Statement for fiscal year 2016 and previous years reflects only cash bonuses awards relating to the performance of the Company (and for 2014, the real estate segment of the Company).

The following table describes the performance objectives and potential bonuses for the named executive officers for fiscal years 2016 and 2017.

Name	Year	Potential Bonus as a % of Salary	Performance Targets
Thompson S. Baker II CEO	2017	100%	Achievement by the Company of budgeted net income and targeted leased square feet and the achievement of individual performance objectives(1)(2)(3)
	2016	100%	Achievement by the Company of a targeted level of ROCE and individual performance objectives (1)(2)(3)
John D. Milton, Jr. Executive Vice President and CFO	2017	100%	Achievement by the Company of budgeted net income and targeted leased square feet and the achievement of individual performance objectives(1)(2)(3)
	2016	100%	Achievement by the Company of a targeted level of ROCE and the achievement of individual performance objectives(1)(2)
David H. deVilliers, Jr., President	2017	100%	Achievement by the Company of budgeted net income and targeted leased square feet and the achievement of individual performance objectives(1)(2)(3)
	2016	100%	Achievement by the Company of a targeted level of ROCE, achievement of targeted expense allocation for the Asset Management and Land Development and Construction segments and the achievement of a targeted level of average annual occupancy.(1)(2)
John D. Klopfenstein, Controller and Chief Accounting Officer	2017	50%	Achievement by the Company of budgeted net income and targeted leased square feet and the achievement of individual performance objectives(1)(2)(3)
	2016	50%	Achievement by the Company of a targeted level of ROCE, achievement of targeted expense allocation for the Asset Management and Land Development and Construction segments and the achievement of a targeted level of average annual occupancy.(1)(2)(3)
David H. deVilliers III, VP of Leasing, Acquisition & Development	2017	60%	Achievement by the Company of budgeted net income and targeted leased square feet and the achievement of individual performance objectives(1)(2)(3)
	2016	50%	Achievement by the Company of a targeted level of ROCE and achievement of targeted levels of rental rates(1)(2)

(1)	For fiscal 2017, bonuses are contingent upon the achievement of a budgeted net income and the achievement of targeted leased square feet. The minimum bonus pool available is 5%, upon the achievement of budgeted net income and 457,984 leased square feet, and the maximum bonus pool available is 100% upon the achievement of budgeted net income and 777,745 leased square feet. If leased square feet is more than 457,984 and less than 777,745 the bonus pool will be prorated between 5% and 100%.

For fiscal 2016, bonuses were contingent upon the achievement of a minimum adjusted after-tax return on capital employed (“ROCE”) of 5.02%. The bonus pool available at 5.02% was 50%, and the maximum bonus pool available was 100% upon the achievement of 5.17% ROCE. The calculation of ROCE excludes any financial impact to the Company from (i) the sale of Windlass Run Residential Phase II, or (ii) items related to the environmental remediation at the Riverfront on the Anacostia project. The following adjustments are made to the calculation of ROCE and the Company’s net income: (i) for leases executed in the respective fiscal year, the amount to be included in the revenue calculation will be the greater of the lease revenues for the lease in the respective year or fifty percent (50%) of the lease revenues for the lease for the following fiscal year; (ii) a credit is given for the quantifiable benefit from any Code Section 1031 exchange; (iii) for completed lot sales, a credit is given for revenue received over the floor area ratio basis; and (iv) capital expenditures in the two segments in excess of budgeted expenditures are excluded from the calculation. ROCE is calculated using net income (as adjusted by the items referenced in the previous two sentences) plus 80% of the Asset Management segment depreciation and amortization divided by average monthly capital employed. Capital employed is calculated as follows: (i) total assets, less (ii) liabilities (excluding debt and deferred income taxes).

(2)	For each year, a portion of the bonus for each officer was contingent on a determination that the internal control over financial reporting for the company was effective for the applicable year.

(3)	In addition to their bonus eligibility relating to the Company’s ROCE, Messrs. Baker, Milton and Klopfenstein were also eligible to receive a bonus from Patriot.

Cash-based incentive compensation comprises a significant portion of the potential total compensation of the named executive officers. For fiscal 2016, cash-based incentive compensation comprised approximately 35% of the actual total compensation of the named executive officers. We believe that these incentives play a significant role in helping the Company achieve its business objectives.

Stock Options

Under our compensation program, executive officers are eligible to receive stock option grants under the Company’s 2006 Stock Incentive Plan (“Equity Incentive Plan”). We believe that long-term equity incentives motivate executives to make decisions that focus on long-term growth, thereby increasing shareholder value, and serve to align our executive officers’ interests with the Company’s shareholders. When our executives deliver sustained returns to our shareholders, equity incentives permit an increase in their own compensation.

The table below shows the following option awards approved by the Compensation Committee for fiscal 2016 and 2017. Option awards granted for fiscal year 2017 are subject to the approval of 2016 Equity Incentive Plan by shareholders. In making these grants, the Compensation Committee considered each executive officer’s performance, total compensation package, value to the Company and prior stock option grants.

Name	2016 Option Grant	2017 Option Grant
Thompson S. Baker II CEO	7,040	5,955
John D. Milton, Jr. Executive Vice President and CFO	5,560	4,590
David H. deVilliers, Jr. President	7,040	5,955
John D. Klopfenstein Controller and Chief Accounting Officer	1,900	1,610
David H. deVilliers III VP of Leasing, Acquisition & Development	—	1,490

All of the options granted under the Equity Incentive Plan vest 20% per year beginning the first anniversary of the grant date, except for Mr. Milton’s options, which vest immediately. All options expire on the tenth anniversary of the grant date, have a per share option price of the closing price of the Company’s common stock on the grant date, do not include “reload” provisions, prohibit re-pricing (unless approved by the shareholders).

The Committee believes that equity compensation is an important element of overall compensation. At the same time, the Committee recognizes that equity grants impose a dilution cost to the shareholders. The Committee plans to continue to strategically evaluate the use of equity compensation as a tool to motivate management.

Health and Welfare Benefits

In addition to participating in the same health and welfare plans, including our 401(k) plan, as do our other salaried employees, our executive officers participate in a supplemental medical expense reimbursement plan.

Management Security Plan

Our Management Security Plan was adopted many years ago as a retention tool to provide retirement benefits (based on annual base salaries) to certain senior executives. The Management Security Plan provides for annual payments to participants (or their beneficiaries) until the later of (i) their date of death or (ii) 15 years after their retirement or death. The annual payments are set at two times the benefit level during the first year and at the annual benefit level in subsequent years. The benefit levels originally increased with base salaries but the Company capped the benefit levels at 50% of base salaries as of December 31, 2002. The plan has been closed to newly hired executives for several years. David deVilliers, Jr., is the only named executive officer who currently participates in the Management Security Plan.

Severance and Change of Control Agreements

On December 5, 2007, the Company entered into a change-in-control agreement with Mr. deVilliers. The agreement is a “double trigger” agreement that will pay benefits to Mr. deVilliers, under certain circumstances, if he is terminated following a change-in-control of the Company or a sale of their particular business unit. Mr. deVilliers’ agreement provides that if he is terminated following a change-in-control or a sale of his business unit other than for “cause” or if he resigns following such event for “good reason,” the benefits under his Management Security Plan shall become fully vested and the present value of such benefits shall be paid to him. In addition, Mr. deVilliers will become fully vested in his stock options and restricted stock.

For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer, (iii) repeated and continued failure by the executive to carry out, in all material respects, the employer’s reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive’s duties, responsibilities, reporting obligations, title or authority.

We believe change-in-control arrangements, the value of which are contingent on a change of control transaction, effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These change of control arrangements for our executive officers are “double trigger,” meaning that acceleration of vesting is not awarded upon a change of control unless the executive’s employment is terminated involuntarily (other than for cause) or by the executive for good reason within 24 months following the transaction. We believe this structure strikes a proper balance by not providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment.

Personal Benefits

Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this proxy statement entitled “Executive Compensation — Summary Compensation Table.”

Compensation Policies

Internal Pay Equity. We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

Compensation Risk Assessment. The Compensation Committee considers the risks that may result from the Company’s compensation policies and practices. The Compensation Committee believes that our compensation policies and practices for our executives are reasonable and properly align their interests with those of our shareholders. The Compensation Committee believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual incentive compensation tied to return on capital employed encourages actions that promote profitability. Our equity-based incentives further align the interest of our executives with the long term interests of our shareholders. In addition, we believe that there are significant checks in place so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

Tax Deductibility of Compensation Should be Maximized Where Appropriate. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

It is a policy of the Board of Directors that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Charles E. Commander III
Martin E. Stein, Jr.
William H. Walton III

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table sets forth information concerning the compensation of our named executive officers for fiscal years 2016, 2015 and 2014.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Base Salary(1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation(5)	Total
Thompson S. Baker II CEO	2016	$214,725	$100,000	$162,225	—	$8,916	$485,866
	2015	$208,357	$200,000	$210,000	—	$25,234	$643,591
	2014	$403,888	$200,000	—	—	$47,848	$651,736
John D. Milton, Jr. Executive Vice President and CFO	2016	$95,625	$45,000	$92,491	—	$13,841	$246,957
	2015	$82,500	$87,972	$41,250	—	$13,451	$225,173
	2014	$165,000	$91,102	—	—	$43,326	$299,428
David H. deVilliers, Jr. President	2016	$326,837	$100,000	$327,648	$53,053	$20,207	$827,745
	2015	$324,404	$100,000	$324,404	$152,726	$16,599	$918,133
	2014	$322,426	$100,000	$324,404	$139,923	$19,936	$906,689
John D. Klopfenstein Controller and Chief Accounting Officer	2016	$98,258	$27,000	$49,490	—	$14,837	$189,585
	2015	$92,400	$54,000	$44,551	—	$5,927	$196,878
	2014	$182,600	$54,000	—	—	$32,085	$268,685
David H. deVilliers III VP of Leasing, Acquisition & Development	2016	$191,921	—	$97,448	—	$12,241	$301,610
	2015	$174,750	—	$54,900	—	$18,422	$248,072
	2014	$147,501	—	$60,000	—	$31,888	$239,389

(1)	Following the Spin-off, Messrs. Baker, Milton and Klopfenstein remained employed by both the Company and Patriot. The amounts shown in this table for fiscal 2016 and prior years reflects only the portion of the base salaries of Messrs. Baker, Milton and Klopfenstein that is attributable to the Company (or for 2014, the real estate business of the Company). For additional information, see the section entitled “Compensation Discussion and Analysis – Compensation Components – Base Salary in this Proxy Statement.

(2)	Amounts reflect the Black-Sholes value at the time of the grant. In fiscal year 2016, Messrs. Baker, Milton and Klopfenstein were awarded options to purchase common stock of Patriot in addition to the options awarded by the Company shown in the table. Option awards shown in the table for fiscal years 2014 and 2015 were granted by the Company prior to the Spin-off and reflect the values of each officer’s total option awards for such years. On February 3, 2015, options granted prior to the Spin-off were canceled and replacement options to purchase Patriot common stock and the Company’s common stock were issued. The replacement options had a combined intrinsic value equal to the intrinsic value of the original option to purchase the Company’s common stock. The options were equitably adjusted to preserve the ratio of the exercise price to the fair market value of the Company’s common stock on the date of the Spin-off.

(3)	This column represents amounts paid under the MIC Plan. The performance objectives and threshold and target performance levels for these executives are described under the “Compensation Discussions and Analysis- Compensation Components- Cash Incentive Compensation” section of this Proxy Statement. Following the Spin-off, Messrs. Baker, Milton and Klopfenstein remain employed by both the Company and Patriot and are eligible to receive non-equity incentive compensation from each company. The non-equity incentive compensation for Messrs. Baker, Milton and Klopfenstein shown in the table for fiscal year 2016 and prior years reflect only the portion of each officer’s non-incentive compensation that is attributable to the Company (and for 2014, the real estate business of the Company). For additional information, see the section entitled “Compensation Discussion and Analysis – Compensation Components- Cash Incentive Compensation” in this Proxy Statement.

(4)	This column represents the increase in the actuarial present value of the named executive officer’s future benefits under the Management Security Plan. For more detail, see the disclosure under the Pension Benefits table below.

(5)	For 2015, the components of “All Other Compensation” were as follows:

Name	Matching Contributions	Personal Use of Company Car	Medical Reimbursement (a)	Miscellaneous (b)
Thompson S. Baker II	$3,975	$2,353	$2,201	$387
John D. Milton, Jr.	$4,106	$6,268	$2,931	$536
David H. deVilliers, Jr.	$8,023	$5,484	$4,822	$1,878
John D. Klopfenstein	$4,040	$9,925	$665	$207
David H. deVilliers III	$7,405	$4,674	—	$162

(a)	The amounts shown represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.

(b)	The amounts shown under the Miscellaneous column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

Grants of Plan-Based Awards

The following table sets forth information related to equity and non-equity incentive compensation granted under our compensation plans in fiscal years 2016 and 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold(2)	Target(3)	Maximum(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share)(6)	Grant Date Fair Value of Stock and Option Awards(7)
Thompson S. Baker II	12/7/15	$108,150	$216,300	$216,300	7,040	$31.15	$100,000
CEO	12/7/16	$11,139	$178,231	$222,789	5,955	$39.00	$100,000
John D. Milton, Jr.	12/7/15	$50,000	$100,000	$100,000	5,560	$31.15	$45,000
Executive VP & CFO	12/7/16	$5,150	$82,400	$103,000	4,590	$39.00	$45,000
David H. deVilliers, Jr.	12/7/15	$163,824	$327,648	$327,648	7,040	$31.15	$100,000
President	12/7/16	$16,792	$268,671	$335,839	5,955	$39.00	$100,000
John D. Klopfenstein, Controller &	12/7/15	$24,745	$49,490	$49,490	1,900	$31.15	$27,000
Chief Accounting Officer	12/7/16	$2,549	$40,779	$50,974	1,610	$39.00	$27,000
David H. deVilliers III	12/7/15	$48,724	$97,448	$97,448	—	—	—
VP of Leasing, Acquisition &Development	12/7/16	$6,227	$99,630	$124,538	1,490	$39.00	$25,000

(1)	Non-equity incentive awards reported on this table were awarded under the Company’s MIC Plan. The performance objectives relating to the achievement of awards under the MIC Plan are described under the section entitled “Compensation Discussion and Analysis – Compensation Components- Cash Incentive Compensation” in this Proxy Statement.

(2)	For fiscal year 2016, the threshold amounts represent 50% of each named executive officer’s target incentive compensation award, which was earned upon the achievement of 5.02% ROCE. For fiscal year 2017, the threshold amounts represent 5% of each named executive officer’s target incentive compensation award, which is earned upon the achievement of budgeted net income and 457,984 leased square feet. The performance objectives for these executives are described above under “Compensation Discussion and Analysis – Compensation Components – Cash Incentive Compensation.”

(3)	For fiscal year 2016, the target bonus amounts represent 100% of base salary for Messrs. David H. deVilliers, Jr., Baker and Milton, 50% of base salary for Mr. Klopfenstein and 50% of base salary for Mr. David H. deVilliers III. For fiscal year 2017, the target bonus amounts represent 80% of the maximum bonus awards for each named executive officer.

(4)	For fiscal year 2016, the maximum bonus amounts for each named executive officer is the same as each respective named executive officer’s target amount. For fiscal year 2017, the maximum bonus amounts represent 100% of base salary for Messrs. David H. deVilliers, Jr., Baker and Milton, 50% of base salary for Mr. Klopfenstein and 60% of base salary for Mr. David H. deVilliers III. In addition to the awards reflected in this table, Messrs. Baker, Milton and Klopfenstein were eligible to receive option awards in the respective amounts shown in this table in connection with their employment with Patriot.

(5)	Stock option awards reported under this column were granted under the Equity Incentive Plan, which is discussed in the section entitled “Compensation Discussion and Analysis – Compensation Components- Stock Options” in this Proxy Statement.

(6)	Stock option awards reported under this column were granted under the Equity Incentive Plan. Options vest 20% per year beginning the first anniversary of the grant date, except for Mr. Milton’s options, which vest immediately. All options expire on the tenth anniversary of the grant date. The per share option price for all options is the closing price of the Company’s common stock on the grant date.

(7)	Exercise prices reflect the closing market price of the underlying security on the date of the grant.

(8)	The value shown for all option awards reflects the FASB ASC Topic 718 (column l) expense associated with the options using the Black-Scholes pricing model, estimating the fair value of stock options using the following assumptions:

With respect to the options granted on December 7, 2016, (i) risk-free interest rates of 2.19% for the grants to Messrs. Baker, Klopfenstein, and David H. deVilliers, Jr., and 1.42% for the grant to Mr. Milton, (ii) no dividend yield, (iii) volatility of 37.83% for the grants to Messrs. Baker, Klopfenstein and David H. deVilliers, Jr., and 34.50% for the grant to Mr. Milton, and (iv) expected life of stock options of 7 years for the grants (3 years in the case of the grant to Mr. Milton). The stock options granted to Mr. Milton vest immediately. The stock options granted to Messrs. Baker, Klopfenstein, and David H. deVilliers, Jr. vest ratably over 5 years. All stock options have a term of 10 years.

With respect to the options granted on December 7, 2015, (i) risk-free interest rates of 2.00% for the grants to Messrs. Baker, Klopfenstein, and David H. deVilliers, Jr., and 0.96% for the grant to Mr. Milton, (ii) no dividend yield, (iii) volatility of 40.77% for the grants to Messrs. Baker, Klopfenstein and David H. deVilliers, Jr., and 36.88% for the grant to Mr. Milton, and (iv) expected life of stock options of 7 years for the grants (3 years in the case of the grant to Mr. Milton). The stock options granted to Mr. Milton vest immediately. The stock options granted to Messrs. Baker, Klopfenstein, and David H. deVilliers, Jr. vest ratably over 5 years. All stock options have a term of 10 years.

Outstanding Equity Awards at Fiscal Year-End

On February 3, 2015, options granted prior to the Spin-Off were canceled and replacement options to purchase Patriot common stock and options to purchase the Company’s common stock (“FRP Replacement Options”) were issued. The replacement options had a combined intrinsic value equal to the intrinsic value of the original option to purchase the Company’s common stock. The options were equitably adjusted to preserve the ratio of the exercise price to the fair market value of FRPH common stock on the date of the Spin-Off. The table below sets forth information concerning stock options and restricted stock held by the named executive officers at September 30, 2016.

Name	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price(3)	Option Expiration Date(4)
Thompson S. Baker II CEO	10,704	7,136	$19.686	12/05/2022
	4,280	6,420	$31.100	12/04/2023
	2,468	9,872	$26.967	12/03/2024
	—	7,040(5)	$31.150	12/06/2025
John D. Milton, Jr. Executive Vice President and CFO	30,000	—	$21.600	06/15/2018
	7,500	—	$24.164	12/02/2019
	5,000	—	$19.233	12/01/2020
	7,500	—	$19.686	12/05/2022
	7,500	—	$31.100	12/04/2023
	9,375	—	$26.967	12/03/2024
	5,560(5)	—	$31.150	12/06/2025
David H. deVilliers, Jr. President.	15,970	—	$18.978	08/18/2019
	10,120	—	$24.164	12/02/2019
	12,415	—	$19.233	12/01/2020
	11,280	2,820	$16.718	12/05/2021
	7,122	4,748	$19.686	12/05/2022
	2,848	4,272	$31.100	12/04/2023
	1,642	6,568	$26.967	12/03/2024
	—	7,040(5)	$31.150	12/06/2025
John D. Klopfenstein Controller and Chief Accounting Officer	3,000	—	$24.164	12/02/2019
	3,000	—	$19.233	12/01/2020
	—	600	$16.718	12/05/2021
	1,800	1,200	$19.686	12/05/2022
	1,156	1,734	$31.100	12/04/2023
	666	2,664	$26.967	12/03/2024
	—	1,900(5)	$31.150	12/06/2025
David H. deVilliers III VP of Leasing, Acquisition & Development	—	—	—	—

(1)	Stock options granted to Mr. Milton vest immediately. The stock options granted to Messrs. Baker, Klopfenstein, David H. deVilliers, Jr. and David H. deVilliers III vest ratably over 5 years. All stock options have a term of 10 years.

(2)	Except as set forth in footnote 5, the number of securities underlying unexercised options exercisable reflects the number of FRP Replacement Options granted at the time of the Spin-off.

(3)	Except as set forth in footnote 5, the exercise price reflects the exercise price of FRP Replacement Options granted at the time of the Spin-off.

(4)	Except as set forth in footnote 5, the expiration date reflects the number of FRP Replacement Options granted at the time of the Spin-off.

(5)	Options were granted in fiscal year 2016, following the Spin-Off.

Option Exercises and Stock Vested

The following table provides information regarding stock option exercises by the named executive officers and vesting of restricted stock during fiscal 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Thompson S. Baker II CEO	—	—	—	—
John D. Milton, Jr. Executive Vice President and CFO	40,000	$559,783	—	—
David H. deVilliers, Jr. President	—	—	—	—
John D. Klopfenstein Controller and Chief Accounting Officer	2,400	$43,822	—	—
David H. deVilliers III VP of Leasing, Acquisition & Development	—	—	—	—

Pension Benefits

The following table describes pension benefits to the named executive officers as of September 30, 2016 under our Management Security Plan (“MSP Plan”). Mr. David H. deVilliers, Jr. is the only named executive officer who participates in the MSP Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2)
David H. deVilliers, Jr., President	MSP Plan	(1)	$1,453,175

(1)	Mr. deVilliers has met the requisite years of service requirement under the MSP Plan.

(2)	The present value has been calculated based on a life expectancy of 82 years and using a discount rate of six percent (6%).

Our Management Security Plan (the “MSP Plan”) provides the following benefits to Mr. David H. deVilliers, Jr. upon his retirement or death:

Triggering Event	Annual Benefit
Normal Retirement at age 65 or older	$247,200 during year 1 and $123,600 in subsequent years until his death.

Death of Participant after his Retirement	Continuation of annual benefit until the 15th anniversary of his retirement (or the earlier death of his designated beneficiary).

Death of Participant prior to his Retirement	$247,200 during year 1 and $123,600 in subsequent years until the later of (i) the 15th anniversary of his death or (ii) the date that he would have turned 65 (or in either case, the earlier death of his designated beneficiary).

Nonqualified Deferred Compensation

None of our named executive officers receives any nonqualified deferred compensation.

RELATED PARTY TRANSACTIONS

Transactions With Patriot Transportation Holding, Inc.

In connection with the Spin-off, which is discussed in the section entitled “Separation of the Transportation Business” in this Proxy Statement, we entered into a Separation and Distribution Agreement, a Tax Matters Agreement, an Employee Matters Agreement and a Transition Services Agreement, which provide a framework for our relationships with Patriot after the Spin-off. These agreements provide for the allocation between Patriot and the Company of the assets, liabilities, and obligations of the Company and its subsidiaries, and govern the relationships between Patriot and the Company (including with respect to transition services, employee matters, real property matters, tax matters, and certain other commercial relationships). This summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements, which are listed as exhibits to the Company’s Current Report on Form 8-K filed on February 3, 2015.

In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Policies and Procedures

The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company’s independent directors. This responsibility is set forth in writing in our Audit Committee Charter, a copy of which charter is attached hereto as Annex A, and which is available at www.frpholdings.com under Corporate Governance. In certain cases, transactions have been approved by a committee consisting of all independent directors. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the Board of Directors. A copy of our Code of Business Conduct and Ethics is available at www.frpholdings.com under Corporate Governance.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company’s independent registered public accounting firm. During fiscal 2015, the Audit Committee held four formal meetings.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence and has discussed with the independent auditor the auditor’s independence from the Company and its management. The Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015, for filing with the Securities and Exchange Commission.

Submitted by:	H.W. Shad III, Chairman
Charles E. Commander III
William H. Walton III
Members of the Audit Committee

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hancock Askew & Co., LLP (“HA”) to serve as the Company’s independent registered public accounting firm, subject to satisfactory negotiation of an annual fee agreement. Representatives of HA are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed or to be billed by the Company’s independent registered public accounting firm for the audit of the Company’s financial statements for fiscal years 2014 and 2014 and for other services performed during such periods.

	2016	2015(1)

Audit Fees (2)	$136,444	$144,626
Audit Related Fees (3)	$5,873	$7,937
Tax Fees	0	0
All Other Fees	0	0

Total	$142,317	$152,563

(1)	Prior to the completion of the Spin-off on January 30, 2015, audit, audit-related, tax and other fees for the Company and Patriot were paid by the Company because Patriot’s results were included in the consolidated financial statements of the Company.

(2)	Audit services include work performed in connection with the review of the Company’s quarterly financial statements, the audit of the Company’s annual financial statements and the audit of internal control over financial reporting.

(3)	Audit related fees consisted principally of audits of employee benefit plans and services pertaining to technical accounting consultations.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s amended Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew & Co., LLP during fiscal 2016.

PROPOSALS

Proposal No. 1: Election Of Directors

Pursuant to our Articles of Incorporation, all directors elected at the Annual Meeting will serve a one year-term. The Board has nominated Messrs. Thompson S. Baker II, John D. Baker II, Charles E Commander III, H.W. Shad III, Martin E. Stein, Jr. and William H. Walton III to be elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified. Biographical information relating to our directors and director nominees is provided under the section of this Proxy Statement entitled “Board of Directors and Corporate Governance.”

If you are a shareholder of record, your proxy will be voted “FOR” the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

The Board unanimously recommends a vote “FOR” the election of these nominees as directors.

Proposal No. 2: Approval of the 2016 Equity Incentive Plan

In light of the expiration of our 2006 Stock Incentive Plan (the “Prior Plan”) this year, our shareholders are being asked to approve the 2016 Equity Incentive Plan (the “2016 Plan”) which will be used to award incentive cash and equity compensation to our management and Board of Directors. Both our Compensation Committee and Board of Directors have approved the 2016 Plan, subject to shareholder approval at the Annual Meeting.

The 2016 Plan provides up to 600,000 shares for equity awards, including awards that are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code, and terminates in 2026. In the last three years, we have granted a gross amount of 31,508 incentive equity awards, which represents an average annual rate of shares issued as compared to shares outstanding of approximately 0.3%. As of September 30 2016, a total of 384,430 shares remained available for grant under the Prior Plan. No additional grants will be made under the Prior Plan, but the Prior Plan will remain in effect until all previously granted awards have been exercised, forfeited, canceled, expired or otherwise terminated.

In preparing the 2016 Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans. Accordingly, the 2016 Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans: (i) prohibits the repricing of stock options and stock appreciation rights (“SARs”) without shareholder approval, (ii) prohibits the grant of SARs with discounted exercise prices; (iii) prohibits the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations; (iv) contains a definition of change in control whereby potential acceleration of awards will occur in the event of an actual change in control transaction; (v) includes, as a general rule, double-trigger vesting following a change in control; and (vi) imposes a $25,000 limit on the value of awards that may be granted to any one participant who is a non-employee director during any 12-month period.

Summary

The following is a summary of the material terms of the 2016 Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2016 Plan, which is attached to this proxy statement as Annex B.

Purpose. The Board believes that the 2016 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2016 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.

General. Upon adoption by shareholders at the Annual Meeting, the 2016 Plan will authorize 600,000 shares of our common stock for issuance as incentive awards. Incentive awards under the 2016 Plan may be in the form of stock options, SARs, restricted stock, restricted stock units, or performance share awards. The number of shares available for incentive awards under the 2016 Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares. Adjustments will be made in the aggregate number of shares that may be issued under the 2016 Plan in the event of a change affecting shares of our common stock, such as a stock dividend or split, recapitalization, reorganization, or merger.

Individual Limitations on Awards. No more than 100,000 shares may be allocated for incentive awards to any one participant during any single calendar year and the maximum dollar amount payable to any employee in any one year for a cash incentive award is $5,000,000. The 2016 Plan also imposes a 25,000 share limit on the value of awards that may be granted to non-employee directors cumulatively in any year.

Administration and Term. Our Compensation Committee will administer the 2016 Plan, including the power to determine when to grant incentive awards; which eligible participants will receive incentive awards; whether the award will be an option, SAR, restricted stock, restricted stock unit, or performance share award; whether SARs will be attached to options; and the number of shares or units to be allocated to each incentive award. The Compensation Committee may impose conditions on the exercise of options and SARs and upon the transfer of restricted stock or restricted stock units under the 2016 Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for us to reacquire shares issued pursuant to an incentive award.

The 2016 Plan will terminate 10 years following the effective date, unless our Board of Directors terminates it prior to that date. Incentive awards existing after the termination date will continue to be governed by the terms and conditions of the 2016 Plan.

Eligibility. All present and future employees, directors and any company consultants are eligible to receive incentive awards under the 2016 Plan. As of September 30, 2016, the Company had approximately 18 eligible employees and 4 eligible non-employee directors.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units issued pursuant to the 2016 Plan are subject to the following general restrictions: (1) no such shares or units may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares or units have lapsed or been removed under the provisions of the 2016 Plan and (2) if a holder of restricted stock or restricted stock units ceases to be employed by us or one of our affiliates or ceases to be a company contributor, any shares of restricted stock, or restricted stock units, on which the restrictions have not lapsed or been otherwise removed will be forfeited. The Compensation Committee is also authorized to impose further restrictions on restricted stock or restricted stock units, including additional events of forfeiture. The Compensation Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability or death of the participant, or as a result of the occurrence of a change-in-control. In addition, the Compensation Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Participants holding restricted stock units do not possess any voting rights with respect to those units, but are entitled to receive all dividends and other distributions paid with respect to those units if and as so provided in the related award agreement. Restricted stock units may be settled by the Company in the form of shares of company common stock, cash, or a fixed combination of both, as determined by the Compensation Committee.

Stock Options. Options granted under the 2016 Plan may be incentive stock options (qualifying for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended) or nonqualified stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the our common stock on the date of the grant. The Compensation Committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award or by separate action of the Compensation Committee. The maximum term of any option granted under the plan is ten years. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase.

Stock Grant Awards. The Compensation Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Compensation Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Compensation Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Stock Appreciation Rights. The Compensation Committee may award SARs under the 2016 Plan either with or without related options, or the Compensation Committee may subsequently award and attach SARs to a previously awarded nonqualified option, and impose such conditions upon their exercise as it deems appropriate. When the SAR is exercisable, the holder may surrender to us all or a portion of the unexercised SAR and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the SAR and (ii) the exercise price of the common stock under the related option or, if the stock appreciation right is not related to an option, the fair market value of the common stock on the date the SAR was awarded. The Compensation Committee may limit the amount that can be received when a SAR is exercised. When a SAR related to an option is exercised, the underlying option, to the extent of the SAR’s surrender, will no longer be exercisable. Similarly, when an option is exercised, any SARs attached to the option will no longer be exercisable. Our obligation arising upon exercise of a SAR may be paid in the Company’s common stock or in cash, or in any combination of the two, as the Compensation Committee may determine. SARs may only be exercised when the underlying option is exercisable or, if there is no underlying option, at the times specified by the Compensation Committee.

Performance Cash Awards. The Compensation Committee may grant performance share awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance share award gives the participant the right to receive an amount of shares of common stock or stock-denominated units depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance share award.

Performance Compensation Awards. At the time of grant, the Compensation Committee may designate any incentive award (other than stock options and SARs) as a performance compensation award as part of its intention to qualify the award as performance-based compensation under Section 162(m) of the Internal Revenue Code. Options and SARs granted pursuant to the 2016 Plan should, by their terms, qualify as performance-based awards. For incentive awards designated as performance compensation awards, the Compensation Committee shall determine, among other items, the performance goals and performance period applicable to the awards. After the end of the performance period, the Compensation Committee will certify in writing the level of performance goal that was attained for the performance period. The maximum performance award for a participant for a calendar year is 100,000 shares of company stock and the maximum dollar amount payable to any employee in any one year for a cash incentive award is $5,000,000.

The Compensation Committee may develop applicable performance goals using the following measurements: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); net revenue or net revenue growth; gross revenue; gross profit or gross profit growth; net operating profit (before or after taxes); return on assets, capital employed, invested capital, equity, or sales; funds from operations or cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; improvements in capital structure; budget and expense management; productivity ratios; economic value added or other value added measurements; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; working capital targets; enterprise value; safety record; and completion of acquisitions or business expansion. These criteria may relate to the Company, one or more of its subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis or relate to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine.

Section 162(m) of the Tax Code only applies to “covered employees” as that term is defined in Section 162(m) of the Tax Code. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. If the Committee designates a particular award as a performance-based award, the Compensation Committee will attempt to design and administer the award in a manner that will allow the award to qualify for the “performance-based compensation” exception under Section 162(m) of the Tax Code. Nevertheless, the requirements of this exception are complex and in some respects vague and difficult to apply. Consequently, we cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will in fact so qualify. The Compensation Committee may, in its discretion, grant awards under the 2016 Plan to covered employees that do not qualify for the exception.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease, but not increase, the amount of compensation payable pursuant to any performance-based award. The Compensation Committee must certify in writing prior to the payment of any performance-based award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

The performance criteria and other related aspects of the 2016 Plan will be subject to shareholder approval again in 2021 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2016 Plan.

Change-in-Control. The Compensation Committee may, in its discretion, include provisions in award agreements that will make the incentive awards vested and/or fully exercisable upon a change in control of our Company. A change of control will be deemed to have taken place if any individual, entity or group becomes the beneficial owner of Company securities that constitute more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business or as provided in the 2016 Plan).

Transferability of Incentive Awards. No options or SARs granted under the 2016 Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. Restricted stock units are not transferable by means of sale, assignment, exchange, pledge or otherwise. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan. No incentive awards may be transferred for value or consideration without the prior approval of our shareholders.

Re-pricing Prior Awards. Except in connection with certain corporate transactions, the terms of outstanding incentive awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or SARs in exchange for cash, other incentive awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without shareholder approval.

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2016 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2016 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code. Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Tax Code.

Restrictions. The Compensation Committee may impose such restrictions on any awards under the 2016 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Clawback. All awards granted under the 2016 Plan are subject to potential forfeiture or recovery to the fullest extent required by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with final rules issued by the Securities and Exchange Commission and any final listing standards to be adopted by the NYSE Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Amendment, Modification and Termination of the 2016 Plan. Our Board of Directors may amend, alter, or terminate the 2016 Plan as it deems advisable, provided that our shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the 2016 Plan, (ii) materially increase the number of shares of our common stock that may be issued under the 2016 Plan or (iii) materially modify the requirements of eligibility for participation in the 2016 Plan. Incentive awards granted under the 2016 Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan. Subject to the Board’s right to terminate, amend or modify the 2016 Plan at any time, the 2016 Plan will remain in effect until all awards issued under the 2016 Plan expire, terminate, are exercised or are paid in full in accordance with the 2016 Plan provisions and any award agreement. However, no award may be granted under the 2016 Plan after the tenth anniversary of the date the 2016 Plan is approved by the Company’s shareholders.

Any action by the Board to terminate, amend or modify the 2016 Plan is subject to the approval of the shareholders to the extent required by the 2016 Plan, law, regulation or the rules of any exchange on which Company stock is listed. Except as otherwise provided in the 2016 Plan, neither the Board, the chief executive officer, nor the Compensation Committee may do any of the following without shareholder approval: reduce the purchase price, exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2016 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; reprice previously granted option SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of awards available for grant under the 2016 Plan; or expand the class of individuals eligible to participate in the 2016 Plan.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the 2016 Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A participant generally will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an incentive stock option within certain specified periods (a “disqualifying disposition”), the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

Non-qualified Stock Options and Stock Appreciation Rights. A participant generally is not required to recognize income on the grant of a nonqualified stock option or a SAR. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount paid, if any for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount paid, if any for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Restricted Stock Units. A participant generally is not required to recognize income on the grant of a restricted stock unit. Generally, on the date the units are paid, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the units on that date.

Company Common Stock. A participant generally is required to recognize income on the date of grant of Company common stock in the amount of the fair market value of the stock received.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the 2016 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Tax Consequences to the Company or Its Affiliates. To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1.0 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2016 Plan has been designed to allow the Compensation Committee to grant cash awards, stock options, stock appreciation rights and performance compensation awards that are intended to qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation”.

Application of Section 409A. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2016 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2016 Plan in such a manner.

Tax Withholding. The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2016 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Special Rules Applicable to Officers. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

New Plan Benefits

Because awards under the 2016 Plan are subject to the discretion of the Compensation Committee, the benefits and amounts that will be received or allocated in the future under the 2016 Plan, as well as amounts that would have been received in the last fiscal year had the 2016 Plan been in effect, are not determinable.

The stock option awards granted to our named executive officers for fiscal year 2017 were awarded under the 2016 Plan, subject to the approval of Proposal No. 2 by the shareholders. Stock options granted for fiscal year 2017 are nonqualified options and have an exercise price equal to the closing price on the grant date. The following table shows the 2017 stock option grants for 2017:

Name	2017 Option Grant	Exercise Price
Thompson S. Baker II CEO	5,955	$39.00
John D. Milton, Jr. Executive Vice President and CFO	4,590	$39.00
David H. deVilliers, Jr. President	5,955	$39.00
John D. Klopfenstein Controller and Chief Accounting Officer	1,610	$39.00
David H. deVilliers III VP of Leasing, Acquisition & Development	1,490	$39.00

Vote Required

In order to be adopted, the 2016 Plan must be approved by the affirmative vote of a majority of shares present and entitled to vote at the meeting. Abstentions will have the same effect as votes cast against the proposal. If our shareholders do not approve the 2016 Plan, we will be unable to make any incentive awards to our management team or board of directors. The Board of Directors recommends a vote “for” Proposal No. 2.

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Hancock Askew & Co., LLP (“Hancock Askew”) as the Company’s independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for fiscal 2017. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

Hancock Askew has been our independent auditor since 2006, and no relationship exists between the Company and Hancock Askew other than the usual relationship between auditor and client.

If the appointment of Hancock Askew as auditor for fiscal year 2016 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company’s Independent Registered Public Accounting Firm for fiscal year 2017, unless the Audit Committee finds other good reason for making a change.

Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

Proposal No. 4: Advisory Vote On Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to vote “FOR” approval of our executive compensation program. This non-advisory vote is commonly referred to as “say-on-pay.”

As discussed in the Compensation Discussion and Analysis, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy, and the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

Because this is an advisory vote, it will not be binding on the Board. However, the Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

Accordingly, the Board proposes that you indicate your support for the Company’s compensation philosophy, policies, and procedures and their implementation in fiscal year 2017 as described in this Proxy Statement.

Proposal No. 5: Frequency of Advisory Vote On Executive Compensation

In accordance with the Dodd-Frank Act, we are proposing an advisory vote as to the frequency of future advisory votes on executive compensation. This non-binding advisory vote is commonly referred to as “say-on-frequency.” Shareholders may vote that the say-on-pay advisory vote should be held every one, two or three years.

Our Board of Directors recognizes the value of shareholder feedback on a regular basis. Although our executive compensation programs are designed to promote a long-term connection between pay and performance, compensation decisions are made annually. After careful consideration, the Board has determined that it is in the best interest of the Company and its shareholders to hold a say-on-pay vote each year.

The frequency of the say-on-pay vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Although this is a non-binding advisory vote, our Board of Directors values the opinions of our shareholders and will take into account the outcome of the vote when considered the frequency of the say-on-pay vote.

The Board of Directors recommends that you select “ONE YEAR” as the frequency of the advisory say-on-pay vote.

ADDITIONAL INFORMATION

Shareholder Proposals

Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2018 must be delivered in writing to the principal executive offices of the Company no later than September 1, 2017. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

Except for shareholder proposals to be included in the Company’s proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is November 10, 2017. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 10, 2017.

Annual Report on Form 10-K

Shareholders may receive without charge a copy of FRP Holdings, Inc.’s annual report to the Securities and Exchange Commission on Form 10-K including the financial statements and the financial statement schedules by writing to the Secretary of the Company at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202. This report also is available through our website, www.frpholdings.com.

BY ORDER OF THE BOARD OF DIRECTORS

December 22, 2016	John D. Milton, Jr.
Secretary

PLEASE RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

Annex A

Adopted December 3, 2014

FRP HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee, a committee of the Board of Directors (the “Board”) of FRP Holdings, Inc. (the “Company”), is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. To fulfill their obligations, the Committee relies on: (i) management for the preparation and accuracy of the Company’s financial statements; (ii) both management and the Company’s internal auditor for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and (iii) the Company’s independent auditors for an unbiased, diligent audit or review, as applicable, of the Company’s financial statements and the effectiveness of the Company’s internal controls. The members of the Audit Committee are not employees of the Company and are not responsible for planning or conducting audits or determining that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “Commission”). A person who satisfies the definition of audit committee financial expert will also be presumed to have financial sophistication.

Notwithstanding the foregoing, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules thereunder, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Audit Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship to the Company and the basis for the board’s determination, shall be disclosed in the Company’s annual proxy statement.

In addition, if an Audit Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Audit Committee composition due to a single vacancy on the Audit Committee, then the Company will have until the earlier of the next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board in existence from time to time. The members of the Audit Committee shall be appointed for one year and shall serve until the appointment of their successors. Audit Committee members may be replaced by the Board at any time.

Meetings

The Audit Committee shall meet at least quarterly.

The Audit Committee shall meet periodically in separate executive sessions with management, any internal auditors~~,~~ and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of the Committee or its advisors.

The Audit Committee will meet at the call of its Chairman or the Chairman of the Board of Directors.

A majority of the Audit Committee members will be a quorum for the transaction of business.

The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee.

Any action required to be taken at a meeting of the Audit Committee will be deemed the action of the Audit Committee without a meeting if all of the Audit Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

Minutes shall be taken at each meeting of the Audit Committee and included in the Company’s corporate records.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to (i) select and retain the independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s financial statements and internal control over financial reporting, (ii) set the compensation of the Company’s independent auditors, (iii) oversee the work done by the Company’s independent auditors, and (iv) terminate the Company’s independent auditors, if necessary. The Audit Committee also shall have sole authority to select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee also may establish policies and procedures for the Committee’s pre-approval or permitted services by the Company’s independent auditors or other registered public accounting firms on an ongoing basis.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall conduct an annual self-evaluation to assess the effectiveness of the Audit Committee and its compliance with the requirements of this Charter and applicable listing standards and legal requirements. The Audit Committee shall report its conclusions to the Board.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.    Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.    Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.    Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.    Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

6.    Review and discuss reports from the independent auditors on:

a.     all critical accounting policies and practices to be used;

b.     all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

c.     other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

d.     for any other matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

7.    Discuss with management and approve the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.  Discuss with the independent auditor and management (i) any audit problems or difficulties, including any difficulties encountered in the course of the audit work (such as restrictions on the scope of activities or access to information, (ii) any significant disagreements with management, and (iii) management’s response to these problems, difficulties or disagreements.

11.  Resolve any disagreements between the independent auditor and management.

12.  Review disclosures made to the Audit Committee by the Company’s CEO, CFO and CAO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

13.  Prepare the report required by the rules of the Commission (the “Commission”) to be included in the Company’s annual proxy statement.

14.  Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

15.  Review and evaluate the lead partner of the independent auditor team.

16.  Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review or Public Company Accounting Oversight Board review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

17.  Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

18.  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

19.  Approve or establish policies for the Company’s hiring of employees or former employees of the independent auditor.

20.  Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

21.  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

22.  Approve the hiring or dismissal of any senior internal auditing staff.

23.  Review the significant reports to management prepared by any internal audit staff and management’s responses.

24.  Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

25.  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

26.  Obtain reports from management, the senior member of any internal audit staff and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

27.  Approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K and that have not previously been approved by the Company’s independent directors.

28.  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

29. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

30.  Discuss with counsel to the Company any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Annex B

FRP Holdings, Inc. 2016 Equity Incentive Plan

1.	Purpose; Eligibility.

1.1	General Purpose. The name of this plan is the FRP Holdings, Inc. 2016 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable FRP Holdings, Inc., a Florida corporation (the “Company”), and any Affiliate to attract and retain the types of Employees and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2	Eligible Award Recipients. The persons eligible to receive Awards are the Employees and Directors of the Company and its Affiliates, and such other individuals designated by the Compensation Committee (the “Committee”) who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3	Available Awards. Awards that may be granted under the Plan include (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights (d) Restricted Stock Awards, and (e) Performance Share Awards.

2.	Definitions

“Affiliate” means, at the time of determination, any “parent” of “subsidiary of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, or a Performance Share Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“The Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means:

With respect to any Employee or Consultant:

(a)	If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b)	If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a)	malfeasance in the office;
(b)	gross misconduct or neglect;
(c)	false or fraudulent misrepresentation inducing the Director’s appointment;
(d)	willful conversion of corporate funds; or
(e)	repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control”

(a)	The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b)	The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)	The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d)	The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e)	The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated together.

“Committee” means the Compensation Committee.

“Common Stock” means the common stock $.10 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means FRP Holdings, Inc., a Florida corporation, and any successor thereto.

“Consultant” means any individual who is engaged b the Company or any Affiliate to render consulting or advisory services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent Participant has experienced a separation from services as defined under with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. To the extent permitted by law, the Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence, including sick leave, military leave or any other personal or family leave of absence.

“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by Internal Revenue Service Notice 2007-49.

“Director” means a member of the Board.

“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.12.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of IRC Section 424. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee by the reasonable application of a reasonable valution method and in a manner that complies with Sections 409A and 422 of the Code; and such determination shall be conclusive and binding on all persons.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means

(a)	If an Employee or Consultant is party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)	If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities or authority; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than one hundred (100) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.4(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.4 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following:

(a)	net earnings or net income (before or after taxes);

(b)	basic or diluted earnings per share (before or after taxes);

(c)	net revenue or net revenue growth

(d)	gross revenue

(e)	gross profit or gross profit growth;

(f)	net operating profit (before or after taxes);

(g)	return on assets, capital employed, invested capital, equity, or sales;

(h)	funds from operations or cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(i)	earnings before or after taxes, interest, depreciation and/or amortization;

(j)	gross or operating margins;

(k)	improvements in capital structure;

(l)	budget and expense management;

(m)	productivity ratios;

(n)	economic value added or other value added measurements;

(o)	share price (including, but not limited to, growth measures and total shareholder return);

(p)	expense targets;

(q)	margins;

(r)	operating efficiency;

(s)	working capital targets;

(t)	enterprise value;

(u)	safety record; and

(v)	completion of acquisitions or business expansion.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(a)	asset write-downs;

(b)	litigation or claim judgments or settlements;

(c)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(d)	any reorganization and restructuring programs;

(e)	extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discretion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

(f)	acquisitions or divestitures;

(g)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(h)	foreign exchange gains and losses; and

(i)	a change in the Company’s fiscal year.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Share Award” means any Award granted pursuant to Section 7.3 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Plan” means this FRP Holdings, Inc. 2016 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Stock Grant Award” means a right granted to a Participant under Section 7.5.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration

3.1	Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)	to construe and interpret the Plan and apply its provisions;

(b)	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

(e)	to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)	from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)	to determine the number of shares of Common Stock to be made subject to each Award;

(h)	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)	to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)	to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(k)	to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(l)	to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(m)	to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)	to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments

(o)	to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p)	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification affects a repricing, shareholder approval shall be required before the repricing is effective.

3.2	Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3	Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4	Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.5	Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Shares Subject to the Plan

4.1	Subject to adjustment in accordance with Section 11, a total of 600,000 shares of Common Stock shall be available for the grant of Awards under the Plan. No more than 600,000 shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2	Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3	Subject to adjustment in accordance with Section 11, no Participant shall be granted, during any one (1) year period, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 100,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 100,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4. Subject to adjustment in accordance with Section 11, no Non-Employee Director shall be granted, during any one (1) year period, awards with respect to more than 25,000 shares of Common Stock in the aggregate.

4.4	Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.	Eligibility.

5.1	Eligibility for Specific Awards. Incentive Stock Options may be granted to Employees only. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2	Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.	Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1	Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2	Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Award Agreement.

6.3	Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4	Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.5	Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.6	Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7	Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.8	Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.9	Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.10	Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1, or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.11	Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

7.	Provisions of Awards Other Than Options.

7.1	Stock Appreciation Rights.

(a)	General

Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b)	Grant Requirements

Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)	Terms of Stock Appreciation Rights

The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)	Vesting of Stock Appreciation Rights

Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(e)	Exercise and Payment

Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f)	Exercise Price

The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g)	Reduction in the Underlying Option Shares

Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2	Restricted Awards

(a)	General

A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)	Restricted Stock and Restricted Stock Units

(i)	Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)	The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)	Restrictions

(i)	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)	Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(d)	Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)	Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

(f)	Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3	Performance Share Awards.

(a)	Grant of Performance Share Awards

Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b)	Earning Performance Share Awards

The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved. Performance Share Awards granted for a Performance Period shall be issued to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.3 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

7.4	Performance Compensation Awards.

(a)	General

The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b)	Eligibility

The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.4. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)	Discretion of Committee with Respect to Performance Compensation Awards

With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.4(c) and record the same in writing.

(d)	Payment of Performance Compensation Awards

(i)	Condition to Receipt of Payment

Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)	Limitation

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii)	Certification

Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.4(d)(iv) hereof, if and when it deems appropriate.

(iv)	Use of Discretion

In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 7.4(d)(vi) of the Plan.

(v)	Timing of Award Payments

Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

(vi)	Maximum Awards Payable

Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period (excluding any Options and Stock Appreciation Rights) is 100,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.4(a) shall be $_________. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

7.5	Stock Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Common Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

8.	Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.	Miscellaneous.

10.1	Change in Control Acceleration. An Award may be subject to acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.2	Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3	No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4	Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5	Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

10.6	No Obligation to Notify of Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising any Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any person.

11.	Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.4(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.	Effect of Change in Control.

12.1	Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)	In the event of a Change in Control, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units.

(b)	With respect to Performance Compensation Awards, in the event of a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2	In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.	Amendment of the Plan and Awards.

13.1	Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2	Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3	Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4	No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5	Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.	General Provisions

14.1	Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2	Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

14.3	Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required

14.4	Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5	Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.6	Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.7	Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.8	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.9	Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.10	Section 409A.The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (as defined in Section 409A of the Code) or the Participant’s death, if earlier. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.11	Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.12	Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.13	Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

14.14	Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.15	Expenses. The costs of administering the Plan shall be paid by the Company.

14.16	Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.17	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.18	Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.	Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 7.4 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 7.4 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

17.	Choice of Law. The law of the State of Florida shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

ANNUAL MEETING OF SHAREHOLDERS OF

FRP HOLDINGS, INC.

February 1, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.frpholdings.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20630303040000000000 6	020117

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSALS 2, 3, AND 4,
AND FOR “ONE YEAR” ON PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors (the Board recommends a vote FOR each nominee)

☐		NOMINEES:
	FOR ALL NOMINEES	John D. Baker II
Thompson S. Baker II
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Charles E. Commander III
H. W. Shad III
Martin E. Stein, Jr.
☐	FOR ALL EXCEPT (See instructions below)	William H. Walton III

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2016 FRP Holdings, Inc. Equity Incentive Plan (The Board recommends a vote FOR this proposal)	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of Hancock Askew & Co., LLP, as the Independent Registered Public Accounting Firm (auditors) for fiscal 2017 (The Board recommends a vote FOR this proposal).	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Advisory approval of executive compensation (The Board recommends a vote FOR this proposal).	☐	☐	☐

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
5.	Advisory vote on Frequency of Advisory Vote on Executive Compensation (The Board recommends a vote of “ONE YEAR” for this proposal). ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments thereof.

Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned’s directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement, for ratification of the Independent Registered Public Accounting Firm, for advisory approval of executive compensation and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 22, 2016, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

FRP HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 1, 2017.

The undersigned hereby appoints John D. Baker II and Thompson S. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of FRP Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida on February 1, 2017, at 10 o’clock in the morning, local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

(Continued and to be signed on the reverse side.)

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